UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         June 3, 2005
Date of Report (Date of earliest event reported):

PURE BIOSCIENCE
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	33-0530289 (IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)

(619) 586 8600
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On May 27, 2005, PURE Bioscience sold the assets of its water treatment division to Maryland-based Innovative Medical Services, LLC for $2,375,000. The water treatment division includes the Fillmaster pharmaceutical water purification and dispensing product line and the Nutripure residential water filtration product line. No material relationship exists between PURE Bioscience and Innovative Medical Services, LLC. At closing, PURE received $1,950,000 in cash. PURE will also receive two post-closing payments – one in the amount of $225,000 within 90 days and the remaining $200,000 within 13 months.

Item 9.01   Financial Information and Exhibits

b.     Pro Forma Financial Statements.

        Pro Forma Financial Statements showing the effect of the sale of the water treatment division assets shall be filed by amendment to this form 8-K.

c.     Exhibits

        2.1      Agreement for the Purchase and Sale of Assets by and between Pure Bioscience, a California Corporation, as seller, and Innovative Medical Services LLC: Pursuant to Regulation SB Item 601 b. 2., this exhibit shall be provided to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: June 3, 2005

/s/ MICHAEL L. KRALL
Michael L. Krall, Chief Executive Officer